Exhibit (j)(2)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm under the captions “Financial Highlights” in each Prospectus and “Independent Registered Public Accounting Firm” in the Statement of Additional Information in Post-Effective Amendment No. 41 to the Registration Statement (Form N-1A, No. 333-00295) of Transamerica Partners Funds Group II and to the incorporation by reference of our reports dated February 28, 2014 on Transamerica Partners Money Market, Transamerica Partners High Quality Bond, Transamerica Partners Inflation-Protected Securities, Transamerica Partners Core Bond, Transamerica Partners High Yield Bond, Transamerica Partners Balanced, Transamerica Partners Large Value, Transamerica Partners Stock Index, Transamerica Partners Large Core, Transamerica Partners Large Growth, Transamerica Partners Mid Value, Transamerica Partners Mid Growth, Transamerica Partners Small Value, Transamerica Partners Small Core, Transamerica Partners Small Growth, Transamerica Partners International Equity, Transamerica Asset Allocation – Short Horizon, Transamerica Asset Allocation – Short/Intermediate Horizon, Transamerica Asset Allocation – Intermediate Horizon, Transamerica Asset Allocation - Intermediate/Long Horizon, Transamerica Asset Allocation – Long Horizon, Transamerica Partners Institutional Money Market, Transamerica Partners Institutional High Quality Bond, Transamerica Partners Institutional Inflation-Protected Securities, Transamerica Partners Institutional Core Bond, Transamerica Partners Institutional High Yield Bond, Transamerica Partners Institutional Balanced, Transamerica Partners Institutional Large Value, Transamerica Partners Institutional Stock Index, Transamerica Partners Institutional Large Core, Transamerica Partners Institutional Large Growth, Transamerica Partners Institutional Mid Value, Transamerica Partners Institutional Mid Growth, Transamerica Partners Institutional Small Value, Transamerica Partners Institutional Small Core, Transamerica Partners Institutional Small Growth, Transamerica Partners Institutional International Equity, Transamerica Institutional Asset Allocation – Short Horizon, Transamerica Institutional Asset Allocation – Short/Intermediate Horizon, Transamerica Institutional Asset Allocation – Intermediate Horizon, Transamerica Institutional Asset Allocation – Intermediate/Long Horizon, and Transamerica Institutional Asset Allocation – Long Horizon, included in the Annual Reports to Shareholders for the fiscal year ended December 31, 2013.

/s/ ERNST & YOUNG LLP

Boston, Massachusetts

April 28, 2014